Exhibit 10.1

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (this "Agreement") is made and entered into on August 19, 2009, by and among Equinox International Inc., a Nevada corporation (the "Company"), and the parties identified on the signature page of this Agreement (each a “Biostem Shareholder” and together the "Biostem Shareholders") as the shareholders of Biostem US Inc., a Nevada corporation (“Biostem”).  The Company and the Biostem Shareholders are at times herein referred to individually as a “Party” and collectively as the “Parties.”

RECITALS:

A. The Biostem Shareholders are the record and beneficial owners of Seventy-five Thousand (75,000) shares, being all of the issued and outstanding shares of capital stock of Biostem (the "Biostem Shares").

B. The Biostem Shareholders desire to sell to the Company, and the Company desires to purchase from the Biostem Shareholders, the Biostem Shares, on the terms and subject to the conditions of this Agreement.

C. Biostem owns and has the exclusive right to commercialize the technology (the “Proprietary Technology”) more particularly described in the attached SCHEDULE A of this Agreement.

D.  In order to simplify the negotiation of this Agreement and the consummation of the transactions contemplated hereby, the Biostem Shareholders have each appointed John Santino (the “Shareholder Representative”) their attorney-in-fact to negotiate and execute this Agreement in their behalf, with authority in effect until such time as the Company shall have received from any Biostem Shareholder a written revocation of their appointment of the Shareholder Representative; provided, however, that the Shareholder Representative shall not be deemed for any purpose a beneficial owner of any Biostem Shares represented by any such appointment under Rule 13d-3 under the Securities Exchange Act of 1934, solely by reason of the fact that the Shareholder Representative has executed this Agreement in such capacity.

NOW, THEREFORE, for and in consideration of the premises and the mutual promises and undertakings contained herein, and for other good and valuable consideration, and subject to the terms and conditions of this Agreement, the parties hereto agree as follows.

1.

THE EXCHANGE.

1.1 Sale and Purchase of the Biostem Shares. On the terms and subject to conditions of this Agreement, at the Closing (as defined below), the Biostem Shareholders shall sell, transfer, assign, convey and deliver all of the Biostem Shares to the Company, free and clear of all adverse claims, security interests, liens, claims and encumbrances (other than restrictions under applicable securities laws or as expressly agreed to herein by the Company), and the Company shall purchase, accept and acquire all of the Biostem Shares from the Biostem Shareholders. At Closing, the Company shall receive good and merchantable title to the Biostem Shares.

1.2 Issuance of Exchange Shares. In full payment for the Biostem Shares, the Company shall issue and deliver to the Biostem Shareholders, prorata, Twenty Million, Four Hundred Thousand (20,400,000) unregistered common shares of the Company (the "Exchange Shares"). The Exchange Shares, will, when issued, be validly issued, fully paid, and non assessable; and the sale, issuance and delivery of the Exchange Shares on the terms herein contemplated will be authorized by all requisite corporate action of the Company; and the Exchange Shares will not be subject to any preemptive rights, options or similar rights on the part of any shareholder or creditor of the Company or any other person. The Exchange Shares will be issued at Closing (as defined below) pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(2) of the Securities Act. Upon issuance, the Exchange Shares will be considered “restricted” shares and may not be transferred or re-sold unless an exemption for such transfer is available or the resale is covered by a registration statement filed under the Securities Act. The sale and transfer of the Biostem Shares in consideration for the issuance of the Exchange Shares is referred to herein as the "Exchange."

1.3 Restrictive Legend on Shares. When issued, the certificates evidencing the Exchange Shares will bear a restrictive legend substantially in the following form:

"The shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and are "restricted securities" as that term is defined in Rule 144 under the Securities Act. These shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from registration under the Securities Act."

1.4 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned, and subject to the satisfaction or waiver of the conditions set forth in Section 5, the closing of the Exchange (the  "Closing") will take place at 10:00 a.m. on the business day after satisfaction of the conditions set forth in Section 5 (or as soon as practicable thereafter following satisfaction or waiver of the conditions set forth in Section 5) (the "Closing Date"), at the offices of Biostem, unless another date, time or place is agreed to in writing by the Parties hereto.

1.5 Appointment of Officers and Directors. At Closing, three directors selected by Biostem shall be appointed as additional directors of the Company and the current sole director of the Company shall thereafter resign.  The officers of the Company shall, after the Closing, be as determined by the reconsituted board of directors of the Company, after giving effect to the addition of the directors selected by Biostem to the Company’s board of directors.

1.6 Further Assurances. The Biostem Shareholders agree to execute all documents and instruments and to take or to cause to be taken all actions which the Company deems necessary or appropriate to complete the transactions contemplated by this Agreement, whether on, before or after the Closing.

1.7 Public Filing. Upon execution and or Closing of this Agreement, the Company shall prepare and file such documents as are necessary to comply with all applicable U.S. Securities Laws and regulations, including a current report on Form 8-K and preliminary and definitive information statements. The parties agree to cooperate in the preparation of such filings.

2.

OTHER AGREEMENTS OF THE PARTIES.

2.1 Biostem Shareholders to Provide Financial Records.  The Biostem Shareholders as soon as possible after Closing (but no later than seventy (70) days after the Closing) shall provide financial records, including audited financial statements of Biostem since the date of inception (collectively referred to herein as the “Financial Data”).

3.

REPRESENTATIONS AND WARRANTIES OF THE BIOSTEM SHAREHOLDERS.

The Biostem Shareholders hereby represent and warrant to the Company that the following are true and correct as of the Closing:

3.1 Organization and Standing. Biostem is and on the Closing Date will be duly organized, validly existing and in good standing under the laws of the State of Nevada, with all requisite power and authority to carry on the business in which it is engaged, to hold the Proprietary Technology and other assets it may own, and is duly qualified and licensed to do business and is in good standing in all jurisdictions where the nature of its business makes such qualification necessary.

3.2 Capitalization. The authorized capital of Biostem consists of Seventy-five Thousand  (75,000) common shares, par value $1.00, of which 75,000 Biostem Shares have been issued and are outstanding.  Other than the Biostem Shares to be conveyed to the Company pursuant to this Agreement, no other shares of capital stock have been issued. All of the issued and outstanding Biostem Shares have been duly authorized, validly issued, and are fully paid and non assessable. Biostem does not have outstanding any option, warrant or similar instrument that entitles its holder to acquire shares of Biostem, and Biostem is not a party to or bound by any agreement, instrument, arrangement, contract, obligation, commitment or understanding of any character, whether written or oral, express or implied, whereby Biostem is bound to issue shares of its capital stock or any instrument or right convertible into or exchangeable for shares of its capital stock, nor relating to the sale, assignment, encumbrance, conveyance, transfer or delivery of any capital stock of Biostem of any type or class.

3.3 Litigation. There are no claims, actions, suits, proceedings or investigations pending or threatened against or affecting Biostem or any of its properties or assets in any court or by or before any governmental department, commission, board, bureau, agency or other instrumentality, domestic or foreign, or arbitration tribunal or other forum which, if determined adversely to Biostem, would materially affect its business, prospects, properties or financial condition, or Biostem's right to exploit its Proprietary Technology, whether now or in the future. There are no judgments, decrees, injunctions, writs, orders or other mandates outstanding to which Biostem is a party or by which it is bound or affected.

3.4 Estoppel. All statements of the Biostem Shareholders made in this Agreement, or in any Schedule hereto, or in any document or certificate executed and delivered herewith, are true, correct and complete as of the date of this Agreement and will be so as of the Closing.

3.5 Compliance with Laws and Permits. Biostem has complied in all material respects with its organizational documents, including its articles of incorporation and bylaws (each as amended to date), all applicable laws, regulations and rules, all applicable orders, judgments, writs, decrees or injunctions of any local or county governments or any department, agency or other instrumentality thereof, domestic (United States), applicable to its business or properties, and has not done or omitted to do any act or acts which singly or in the aggregate are in violation of any of the foregoing. Biostem has, except as noted herein, obtained all licenses and permits necessary to exploit its Proprietary Technology and carry on its business, is not in violation of any such license or permit, and has not received any notification that any revocation or limitation thereof is pending or threatened.

3.6 No Undisclosed Material Liabilities. Biostem has not incurred any liabilities or obligations whatever (whether direct, indirect, accrued, contingent, absolute, secured or unsecured or otherwise), including liabilities as mortgagor, guarantor or surety or otherwise for debts or the obligations of others and tax liabilities due or to become due. There is no basis for any material claim against Biostem or any of its assets. Biostem has no creditors or agreement with another third party whose prior consent might be required by law to effect any sale of its Proprietary Technology.

3.7 Material Transactions and Adverse Changes. Except as has been heretofore disclosed in writing to the Company, Biostem has not, and as of the Closing will not have: (i) suffered any material adverse change in its assets taken as a whole; (ii) suffered any damage or destruction in the nature of a casualty loss to any one or more of its assets, whether or not covered by insurance, which singly or in the aggregate are materially adverse to the business or prospects of Biostem; (iii) made any change in any method of accounting or accounting practice, including the revaluation of any of its assets; or (iv) agreed in writing or otherwise to take any action prohibited by this Agreement.

3.8 Taxes. All governmental taxes applicable to Biostem, its assets and/or to the Biostem Shares (including the transfer of such Biostem Shares), including any income, excise, unemployment, occupational, franchise, ad valorem and other taxes, duties, assessments or charges levied, assessed or imposed upon Biostem have been duly paid (or will be paid as of the Closing) or adequately disclosed to the Company and provided for, and all required tax returns or reports concerning any such items have been duly filed. Biostem has not waived any statute of limitations with respect to any tax liability whatever for any period prior to the date of this Agreement or agreed to any extension of time with respect to a tax assessment or liability.

3.9 Indebtedness to and from Affiliates. Biostem is not indebted to any Biostem officer, director, employee or shareholder, or any affiliate of such persons, as of the date of this Agreement, and no money or property is owed to Biostem by any Biostem officer, director, employee or shareholder or any affiliate of such persons, and none will be owed as of the Closing.

3.10 Documents Genuine. All originals and/or copies of Biostem organizational documents, including articles of incorporation and bylaws, each as amended to date, and all minutes of meetings and written consents of directors and shareholders in lieu of meetings of directors and/or shareholders of Biostem, the Financial Data, and any and all other documents, material, data, files, or information which have been or will be furnished to the Company, are and will be true, complete, correct and unmodified originals and/or copies of such documents, information, data, files or material.

3.11 Employees and Salaries. Biostem will have no employees at the Closing.

3.12 Authorization and Validity. The execution, delivery and performance by the Biostem Shareholders of and under this Agreement and any other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly approved and authorized by the Biostem Shareholders. This Agreement and any other agreement contemplated hereby have been or will be as of the Closing duly executed and delivered by the Biostem Shareholders and constitute and will constitute the legal, valid and binding obligations of the Biostem Shareholders, enforceable against them in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

3.13 Consents; Approvals; Conflict. No consent, approval, authorization or order of any court or governmental agency or other body is required for the Biostem Shareholders to consummate the Exchange. Neither the execution, delivery, consummation or performance of this Agreement shall conflict with, or constitute a breach of any law or regulation and no prior approval is necessary by or under, the Biostem articles of incorporation, bylaws or any note, mortgage, indenture, deed of trust, lease, obligation, or other agreement or instrument to which Biostem or any Biostem Shareholder is a party.

3.14 Proprietary Technology. The Schedule A attached to this Agreement sets forth a complete and accurate description of the Proprietary Technology of Biostem.

3.15 Restrictive Covenants. Prior to the consummation of the Exchange, Biostem shall conduct its business in the ordinary and usual course without unusual commitments and in compliance with all applicable laws, rules, and regulations. Furthermore, Biostem will not, without the prior written consent of the Company, (i) make any changes in its capital structure, (ii) incur any liability or obligation other than current liabilities incurred in the ordinary and usual course of business, (iii) incur any material indebtedness for borrowed money, (iv) make any loans or advances other than in the ordinary and usual course of business, (v) declare or pay any dividend or make any other distribution with respect to its capital stock, (vi) issue, sell, or deliver or purchase or otherwise acquire for value any of its stock or other securities, or (vii) mortgage, sell, pledge, or subject to encumbrance any of its assets.

3.16 Disclaimer of Further Warranties. Except as expressly set forth in this Agreement, the Company has made no other representation or warranty to the Biostem Shareholders in connection with the Exchange. The decision of the Biostem Shareholders to enter into this Agreement is based upon their own independent judgment and investigation and not on any representations or warranties of the Company, other than those expressly stated herein.

3.17 Title to Biostem Shares. Each of the Biostem Shareholders owns, of record and beneficially, the number of Biostem Shares set out next to their name on the signature page hereof, which shares are free and clear of all liens, claims, rights or other encumbrances whatsoever and of all options and similar rights of third persons, and no person has or will have any right of first refusal, pre-emptive right, option or similar right to acquire the Biostem Shares of such Biostem Shareholder.

3.18 Full right and Legal Capacity. Each Biostem Shareholder has the full right, power and legal capacity to enter into this Agreement and sell and deliver their Biostem Shares to the Company.

3.19 Solvency. No Biostem Shareholder is now insolvent, nor will they be insolvent after selling and delivering the Biostem Shares to the Company in exchange for the Exchange Shares.

3.20 Acknowledgements Regarding the Company and the Exchange Shares.

(a) The Biostem Shareholders understand and acknowledge that the Company is a publicly reporting company with no current revenues. The Biostem Shareholders recognize that the Exchange Shares are speculative and involve a high degree of risk, and that the prospects and future success of the Company depend principally on its ability to raise sufficient capital to carry out its business plan.

(b) The Biostem Shareholders acknowledge and agree that they have been furnished with or had access to the Company’s latest regulatory filings (for information purposes only) setting out its business, assets, financial condition and plan of operation, and further represent that they have full knowledge of the Company and its business, assets, results of operations, financial condition and plan of operation and the terms and conditions of the issuance of the Exchange Shares.

(c) In connection with the issuance and delivery of the Exchange Shares, the Biostem Shareholders understand and acknowledge that the Exchange Shares have not been registered under the Securities Act and have been issued in reliance upon exemptions from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated under the Securities Act, on the grounds that the transactions contemplated in this Agreement do not involve any public offering. Each of the Biostem Shareholders is acquiring the Exchange Shares for their own account, and not for the account of any other person, and not for distribution, assignment or resale to others, or for pledge or hypothecation, and no other person has or is intended to have a direct or indirect ownership or contractual interest in the Exchange Shares except as may exist or arise by operation of law. The Biostem Shareholders acknowledge that the Exchange Shares are "restricted securities" as that term is defined in Rule 144(a) of the General Rules and Regulations under the Securities Act and understand that the Exchange Shares must be held indefinitely until they are subsequently registered for re-sale under the Securities Act or an exemption from such registration requirement is available for their re-sale. The Biostem Shareholders understand and agree that the prior written consent of the Company will be necessary for any transfer of the Exchange Shares until the Exchange Shares have been duly registered for re-sale or the transfer is made in accordance with Rule 144 or other available exemption under the Act. The Biostem Shareholders further understand that every certificate issued by the Company evidencing Exchange Shares will bear a legend restricting transfer as provided in this Agreement.

(d) Each of the Biostem Shareholders has such knowledge and experience in financial, tax and business matters as to enable such Biostem Shareholder to utilize their knowledge of the Company, in connection with the Exchange and issuance of the Exchange Shares, to evaluate the merits and risks of acquiring the Exchange Shares and to make an informed investment decision with respect thereto.

(e) The Biostem Shareholders acknowledge that they have reviewed the current disclosure filings of the Company for information purposes and that the Exchange Shares are not being sold pursuant to a prospectus.

3.21 True and Correct Information and Material Changes. All information which the Biostem Shareholders have provided or will provide to the Company is or will be correct and complete as of the date furnished to the Company, and, if there should be any material change in such information prior to the Closing, the Biostem Shareholders or their authorized representative will immediately provide the Company with such information.

3.22 No Solicitation. No Biostem Shareholder was solicited to acquire the Exchange Shares by the Company by any form of general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or made available over telephone lines by any information service, or any seminar or meeting whose attendees had been invited by any means of general solicitation or general advertising.

3.23 No Other Representations or Warranties. Except as expressly set forth in this Agreement, the Company has not made any representation or warranty to the Biostem Shareholders in connection with this Agreement. The decision by the Biostem Shareholders to enter into this Agreement and participate in the Exchange is based upon their own independent judgment and investigation and not on any representations or warranties of the Company other than those expressly stated in this Agreement.

3.24 No Operations. Other than certain reimbursements, if any, paid to Biostem in connection with the transactions contemplated by this Agreement, Biostem has not had any revenue or operations since inception.

4.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Unless specifically stated otherwise, the Company represents and warrants to the Biostem Shareholders that the following are true and correct as of the date hereof and will be true and correct through the Closing as if made on that date.

4.1 Organization and Good Standing. The Company is duly organized, validly existing and in good standing under the laws of the State of Nevada.  Prior to the Closing, The Company will have amended its articles of incorporation for the purpose of changing its name to “BIOSTEM U.S., INC.” and increasing its authorized capital to 200 million common shares, par value $.001 per share (such name change and increase in authorized capital being referred to herein as the “Reorganization”) and will, on the Closing Date, be duly organized, validly existing and in good standing under the laws of the State of Nevada.

4.2 Authorized Capitalization. As of the Closing Date (and as a result of the Reorganization but before giving effect to the Exchange) the authorized capital stock of the Company will consist of 200,000,000 shares of common stock at par value $.001 per share, of which Four Million Six Hundred Forty Thousand (4,640,000) shares will be issued and outstanding.

4.3 Declaration of Interest. The Company declares that in its decision to acquire the Biostem Shares, it is relying on independent legal, financial and tax experts and other technical personnel, and that the Company’s decision to enter into this Agreement is based upon its own independent judgment, investigation and evaluation by disinterested members of its Board of Directors and management, and not on any representations or warranties of the Biostem Shareholders other than those expressly stated in this Agreement.

4.4 Litigation. There are no claims, actions, suits, proceedings or investigations pending or threatened against or affecting the Company in any court or by or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or other instrumentality, domestic or foreign, or arbitration tribunal or other forum. There are no judgments, decrees, injunctions, writs, orders or other mandates outstanding to which the Company is a party or by which it is bound or affected.

4.5 Authorization and Validity. The execution, delivery and performance by the Company of this Agreement and any other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, has been approved by the Company’s board of directors and (subject to a formal vote of the Company’s shareholders, to be conducted by the Company as soon as possible) will be approved by the required majority of the Company’s shareholders. This Agreement and any other agreement contemplated hereby have been or will be as of the Closing duly executed and delivered by the Company and constitute and will constitute legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

4.6 Taxes. All income, excise, unemployment, social security, occupational, franchise and other taxes, duties, assessments or charges levied, assessed or imposed upon the Company by the United States or by any state or municipal government or subdivision or instrumentality thereof have been duly paid or adequately provided for, and all required tax returns or reports concerning any such items have been duly filed or will be so filed.

4.7 Indebtedness to or from Affiliates. The Company is not and will not be indebted to any officer, director, employee or shareholder of the Company as of the Closing. No money or property is owed to the Company by any officer, director, employee or shareholder of the Company, and none will be owed as of the Closing.

4.8 Consents; Approvals; Conflict. Except as expressly set forth herein, no consent, approval, authorization or order of any court or governmental agency or other body is required for the Company to execute and perform its obligations under this Agreement. Neither the execution, delivery, consummation nor the performance of this Agreement by the Company shall conflict with, constitute a breach of the Company's articles of incorporation and bylaws, as amended to date, or any note, mortgage, indenture, deed of trust or other agreement of instrument to which the Company is a party or by which it is bound nor, to the best of the Company's knowledge and belief, any existing law, rule, regulation, or any decree of any court or governmental department, agency, commission, board or bureau, domestic or foreign, having jurisdiction over the Company. The Company has timely, accurately, and completely filed all reports, statements and schedules required under applicable federal and state securities laws with the U.S. Securities and Exchange Commission and all governing securities authorities, if any.

4.9 Disclaimer of Further Warranties; Etc. Except as expressly set forth in this Agreement, the Biostem Shareholders have not made any other representation or warranty to the Company in connection with the Exchange. The Company's decision to enter into this Agreement and the Exchange is based upon the Company's own independent judgment and investigation by disinterested members of its Board of Directors and management and not on any representations and warranties of the Biostem Shareholders other than those expressly stated in this Agreement.

5. CONDITIONS TO OBLIGATIONS OF THE PARTIES; DELIVERIES. All obligations of the Parties under this Agreement are subject to the fulfillment, prior to the Closing, of all conditions precedent and to the performance of all covenants and agreements and completion of all deliveries contemplated herein, unless specifically waived in writing by the Party entitled to performance or to demand fulfillment of the covenant or delivery of the documents.

5.1 Documents to be delivered by the Biostem Shareholders to the Company. At the Closing, the following documents shall be delivered to the Company by the Biostem Shareholders, which documents shall be reasonably satisfactory in form and content to the Company's counsel:

(a) Certificates executed by an authorized representative of the Biostem  Shareholders, dated as of the Closing, certifying that the representations and warranties of the Biostem Shareholders contained in this Agreement are then true and correct, and that the Biostem Shareholders have complied with all agreements and conditions required by this Agreement and all related agreements to be performed or complied with by the Biostem Shareholders.

(b) All corporate and financial records of Biostem, including incorporation  documents and any amendments thereto, bylaws, minutes of shareholder and director meetings, resolutions and shareholder records since inception.

(c) The original certificates evidencing the Biostem Shares, indorsed on the  reverse side for transfer or accompanied by signed stock powers in form reasonably satisfactory to the Company.

(d) All materials and documents in the possession of Biostem related to the  Proprietary Technology.

5.2 Documents to be delivered to the Biostem Shareholders. At the Closing the following documents shall be delivered to the authorized representative of the Biostem Shareholders by the Company, which documents shall be reasonably satisfactory in form and content to counsel for the Biostem Shareholders:

(a) Stock certificates evidencing the Exchange Shares; and

(b) A certificate executed by the chief executive officer of the Company, dated as of the Closing, certifying that the representations and warranties of the Company contained in this Agreement are then true and correct, that the required majority of the Company’s shareholders have approved this Agreement and the Closing, and that the Company has complied with all agreements and conditions required by this Agreement to be performed or complied with by it.

6. OTHER COVENANTS OF THE PARTIES. The Parties each agree that, prior to the Closing:

6.1 Effectuation of this Agreement. The Parties hereto will use their best efforts to cause this Agreement and all related agreements to become effective, and all transactions herein and therein contemplated to be consummated, in accordance with its and their terms, to obtain all required consents, waivers and authorizations of governmental entities and other third parties, to make all filings and give all notices to those regulatory authorities or other third parties which may be necessary or reasonably required in order to effect the transactions contemplated in this Agreement, and to comply with all federal, local and State rules and regulations as may be applicable to the contemplated transactions.

6.2 Restriction on Action. The Parties each agree that they will not do any thing or act prohibited by this Agreement or any related agreement, or fail to do any thing or act which they have undertaken to do in this Agreement or any related agreement.

6.3 Confidentiality. The Parties each covenant that they each will not disclose any confidential information of the other parties, except to their officers, directors, attorneys, accountants, and employees involved in these transactions, and only then on the condition that such individuals not disclose the information disclosed to them. Notwithstanding the foregoing, the terms of this Agreement, or of any of the transactions contemplated hereby, such confidential information may be disclosed following execution hereof, provided that each party will provide at least twenty-four hours' notice to the other party prior to making the initial public announcement regarding the transaction. In addition, either party may disclose this Agreement or any part hereof to any third party at any time if required to do so by law, this Agreement or other contractual obligation. The Biostem Shareholders acknowledge that the Company is a reporting company in the United States and that the Company will control the public dissemination of information about this transaction.

7. SURVIVAL OF COVENANTS AND WARRANTIES.

7.1 Survival of Covenants and Warranties. The representations, warranties, covenants and agreements made by the Biostem Shareholders on the one hand, and the Company on the other hand, shall survive the Closing for a period of two years and shall be fully enforceable at law or in equity against such other Parties and their heirs, successors and assigns during such time. Any investigation at any time made by or on behalf of (or any disclosure to) any Party hereto shall not diminish in any respect whatsoever their right to rely on the representations and warranties of the other Parties hereto.

7.2 Notice of Claims. The Company and the Biostem Shareholders agree to give prompt written notice to the other of any claim against the Party giving notice which might give rise to a claim by them against the other Party, stating the nature and basis of the claim and the actual or estimated amount thereof.

8. TERMINATION OF THIS AGREEMENT.

8.1 Grounds for Termination. This Agreement shall terminate:

(a) By mutual written consent of the Company and an authorized representative of the Biostem Shareholders; or

(b) By the Company or the Biostem Shareholders, if:

(i)     all the conditions precedent to their respective obligations hereunder have not been satisfied or waived prior to the Closing, as the same may be accelerated or extended;

(ii)     any Party shall have defaulted or refused to perform in any material respect under this Agreement, or if the Company or the Biostem Shareholders should have reasonable cause to believe there has been a material representation concerning, or failure or breach of, any representation or warranty by the other;

(iii)

the transactions contemplated in this Agreement and related agreements have not been consummated on the Closing, as the same may be accelerated or extended; or

(iv)

either the Company or the Biostem Shareholders shall reasonably determine that the transactions contemplated in this Agreement have become inadvisable by reason of the institution or threat by any federal, state or municipal governmental authorities or by other person whatever of a formal investigation or of any action, suit or proceeding of any kind against either or both Parties which in one Party's reasonable belief is material in light of the other Party's business, prospects, properties or financial condition.

8.2 Manner of Termination. Any termination of this Agreement (other than an automatic termination) shall be made in accordance with the above listed grounds. Written notice of termination shall be given to the other Party as required in this Agreement as promptly as is practical under the circumstances. Upon a Party's receipt of such termination notice, this Agreement shall terminate and the transactions herein contemplated shall be abandoned without the necessity of any further action by the Parties.

8.3 Survival of Confidentiality Provisions. Upon termination of this Agreement for any reason, (i) the covenants of the Parties concerning the confidentiality and proprietary nature of all documents and other information furnished hereunder shall remain in force except as to information which has otherwise become public knowledge, and (ii) each Party shall promptly return all documents received from the other Party in connection with this Agreement. This Paragraph constitutes a mutual covenant of the Parties, and either may judicially enforce it.

9.   MISCELLANEOUS PROVISIONS.

9.1 Assignment. Neither this Agreement nor any right created hereby or in any agreement entered into in connection with the transactions contemplated hereby shall be assignable by any Party hereto without the prior written consent of the Party not seeking assignment, and any purported assignment without such consent shall be null and void and of no force or effect. No such assignment shall relieve the assignor of any obligations created under this Agreement.

9.2 Parties in Interest; No Third Party Beneficiaries. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the Parties and their respective heirs, legal representatives, successors and permitted assigns. Neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer upon any person not a Party hereto or thereto any rights or remedies hereunder or thereunder, except as expressly set forth in this Agreement.

9.3 Entire Agreement. This Agreement and the agreements contemplated hereby constitute the entire agreement of the Parties regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof.

9.4 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Further, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible in order to preserve the intentions of the Parties.

9.5 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of all Parties contained herein shall survive the Closing, and all statements contained in any certificate, exhibit or other instrument delivered by or on behalf of the Company or the Biostem Shareholders, as the case may be, and, notwithstanding any provision in this Agreement to the contrary, shall survive the Closing.

9.6 Interpretation. This Agreement shall be governed by and construed under the laws of the State of Florida.

9.7 Captions. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof. Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural. Use of the words "herein", "hereof", "hereto" and the like in this Agreement shall be construed as references to this Agreement as a whole and not to any particular provision in this Agreement, unless otherwise noted.

9.8 Notice. Any notice or communication hereunder or in any agreement entered into in connection with the transactions contemplated hereby must be in writing and given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by telefax transmission or by delivery by use of a messenger which regularly retains its delivery receipts. Such notice shall be deemed received on the date on which it is delivered to the addressee. For purposes of notice, the addresses of the parties shall be:

If to the Biostem Shareholders:

c/o Biostem US Inc.

1266 Turner Street

Clearwater FL 33756

If to the Company:

Equinox International Inc.

330 S. Decatur, #10542

Las Vegas NV 89102

9.9 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing facsimile signature of a Party shall constitute a valid and binding execution and delivery of this Agreement by such Party. Such facsimile copies shall constitute enforceable original documents. The Company shall be responsible to provide each Party to the Agreement with a fully executed copy once all signatures have been received.

9.10 Prevailing Party (Attorneys' Fees) Clause. In the event of any litigation or proceeding arising as a result of the breach of this Agreement or the failure to perform hereunder, or failure or untruthfulness of any representation or warranty herein, the Party prevailing in such litigation or proceeding shall be entitled to collect the costs and expenses of bringing or defending such litigation or proceeding, including reasonable attorneys' fees, from the Party or Parties not prevailing.

9.11 Relationship of the Parties. Nothing in this Agreement is intended to be construed so as to suggest that the Parties hereto are partners or joint venturers, or that any Party is the employee or agent of another. No Party has any express or implied right or authority under this Agreement to assume or create any obligations on behalf of or in the name of another party to any contract, agreement, arrangement, understanding or undertaking with any third party.

9.12 No Advice Given. The Biostem Shareholders acknowledge and agree that they have neither asked for nor received any legal or tax advice from the Company or its directors or any other person associated with the Company in regard to this Agreement or the transactions herein contemplated, and have instead relied on advice and counsel furnished by their own legal or other advisers in order to satisfy themselves as to the tax and other legal implications of the Exchange and the issuance of the Exchange Shares.

IN WITNESS WHEREOF, all Parties have executed this Agreement as of the date first written above.

The “Company”	EQUINOX INTERNATIONAL INC.

	By:	/s/ Elena Dannikova
Elena Dannikova President

“Biostem Shareholders”

	By:	/s/ John Santino
John Santino, Holder of 17,212 Biostem Shares and Attorney-in-Fact for Eight Holders of 36,750 Biostem Shares

By:	/s/ Michael Markou
Michael Markou, Holder of 17,212 Biostem Shares

By:	/s/ Ron Sloma
Ron Sloma, Holder of 3,826 Biostem Shares

SCHEDULE A

Proprietary Technology of Biostem

[Confidential Treatment Requested]